Exhibit 77(q)(1)

                                    Exhibits

(e)(1) First Amendment to Investment Management Agreement between ING VP Emerging Markets Fund, Inc. and ING Investments, LLC effective September 2, 2004, - filed herein.

(e)(2) Schedule of Approvals with respect to the Investment Management Agreement between ING VP Emerging Markets Fund, Inc. and ING Investments, LLC - filed herein.